                                                                     EXHIBIT 5.1

                         Christopher C. Cambria, Esq.

                                                    March 18, 2005

L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

     I am General Counsel of L-3 Communications Holdings, Inc., a Delaware
corporation (the "Company"). This letter is being delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission")
under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of up to 400,000 shares of Common Stock, par value
$.01 per share (the "Shares"), to be acquired by non-employee directors of the
Company under the L-3 Communications Holdings, Inc. 1998 Directors Stock Option
Plan for Non-Employee Directors (the "Plan").

     I have examined the Registration Statement and the Plan. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, upon their issuance and delivery in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     I do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware
General Corporation Law.

     I hereby consent to the filing of this opinion letter as Exhibit 5 to the
Registration Statement.

                                          Very truly yours,

                                          /s/ Christopher C. Cambria

                                          CHRISTOPHER C. CAMBRIA